SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                January 17, 1997

                                  biosys, inc.

             (Exact name of registrant as specified in its charter)



   Delaware                    94-2878645                  0-19819

 State or other            (Commission file number)     (I.R.S. Employer
jurisdiction of                                          Identification
 incorporation                                               No.)



 10150 Old Columbia Road, Columbia, Maryland                21046
  (Address of principal executive offices)               (Zip code)





                                 (410) 381-3800
              (Registrant's telephone number, including area code)


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Item 2.           Acquisition or Disposition of Assets


         On January 17, 1997, the Company consummated a sale of certain assets of the Company and its wholly-owned subsidiaries, Crop Genetics International Corporation and Agridyne Technologies, Inc., to Thermo Trilogy Corp. ("Thermo") in accordance with an asset purchase agreement with Thermo dated December 24, 1996. The Company and its subsidiaries are each the subject of proceedings pending under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland. The sale of assets pursuant to the asset purchase agreement was approved by the Bankruptcy Court on January 7, 1997. The assets sold included substantially all of the assets of the Company, including the Company's stock in AgriSense-BCS, Ltd., and its subsidiaries, in bankruptcy except for: (i) cash on hand; (ii) accounts receivable (iii) the lease of certain office, warehouse and laboratory facilities located in Columbia, Maryland and (iv) certain avoidance claims of the Company and its subsidiaries in their bankruptcy proceedings. The consideration received for the sale of assets consists of: (i) $11 million in cash; (ii) the assumption by Thermo of certain executory contracts and unexpired leases and, in connection therewith, the payment by Thermo of amounts necessary to cure all defaults on certain of the contracts and leases assumed and (iii) the conveyance by Thermo to Archer Daniels Midland Corporation ("ADM") of certain of the purchased assets as an inducement to ADM to waive its claims
against  the  bankruptcy   estates  of  the  Company  and  its  subsidiaries  in
bankruptcy.

         Pursuant to the order of the Bankruptcy Court approving the sale of assets, the proceeds of the sale will be distributed to the creditors of the Company and its subsidiaries, in bankruptcy in accordance with the provisions of the Bankruptcy Code, the final order regarding cash collateral entered by the Bankruptcy Court on November 27, 1996 and further orders of the Bankruptcy Court. Upon the closing of the asset sale, the business operations of the Company and its subsidiaries in bankruptcy essentially ceased.


Item 7.           Financial Statements and Exhibits.

                  (a)  Financial Statements of Business Acquired.
                         Not Applicable.

                  (b)  Pro Forma Financial Information.
                         Not Applicable.

                  (c)  Exhibits.
                         99.1 Press Release of the Company dated
                         February 3, 1997.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               biosys, inc.


                                               By:  /s/Michael R.N. Thomas
                                                    Michael R.N. Thomas

                                                    Vice President and Chief
                                                    Financial Officer


Date: February 3, 1997



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                                  EXHIBIT INDEX

Exhibit
Number                             Description

99.1              Press Release of the Company dated February 3, 1997.